EXHIBIT 99
FOR RELEASE 6:00 AM ET, January 29, 2019

Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS
Q4 2018 Diluted EPS $0.60, equaling a Quarterly Record; Full Year 2018 Diluted EPS $2.26, an Annual Record
MOOREFIELD, WV - January 29, 2019 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported quarterly net income of $7.45 million for fourth quarter 2018, or $0.60 per diluted share -- equaling our previous quarterly record, compared to $2.32 million, or $0.19 per diluted share, for the fourth quarter of 2017. Earnings per diluted share for fourth quarter 2017 were negatively impacted (on an after-tax basis) by the one-time charge of $0.28 to re-measure the Company’s net deferred tax assets as result of enactment of the Tax Cuts and Jobs Act (“TCJA”).
For the full year 2018, Summit achieved record net income of $28.07 million, and record earnings per diluted share of $2.26, compared with $11.92 million, or $1.00 per diluted share, for 2017. Full year 2018 results were positively impacted (on a diluted earnings per share basis) $0.29 as result of higher net interest income, $0.06 due to growth in trust and wealth management fees, $0.08 from increased deposit account-related fees and $0.25 in lower income tax expense as result of TCJA’s lower income tax rates. Higher total noninterest expense of $0.16 per diluted share partially offset these positive impacts. Lower earnings in 2017 were principally attributable to the following non-core or one-time items (on an after-tax, diluted earnings per share basis): $0.52 as result of a litigation settlement, $0.29 due to the enactment of the TCJA, and $0.08 as result of merger-related expenses.
Highlights for Q4 2018

•
Loan balances, excluding mortgage warehouse lines of credit, increased $46.1 million during the quarter, or 11.5 percent (on an annualized basis); excluding mortgage warehouse lines of credit, loans grew $80.4 million or 5.1 percent since year-end 2017;

•	Net interest margin for the quarter increased 8 basis points to 3.61 percent compared to Q3 2018;

•	Efficiency ratio improved to 51.02 percent compared to 54.25 percent for the linked-quarter as result of the improved net interest margin and well-controlled overhead;

•	Provision for loan losses remained unchanged at $500,000 compared to the prior quarter;

•	Realized securities losses of $205,000 in Q4 2018 compared to realized securities gains of $8,000 in Q3 2018; and

•
Write-downs of foreclosed properties were $318,000 in Q4 2018 compared to $39,000 in Q3 2018, while the net loss on sales of foreclosed properties increased to $70,000 in Q4 2018 from $18,000 in Q3 2018.

H. Charles Maddy, III, President and Chief Executive Officer of Summit, commented, “I am very gratified to report that for fourth quarter 2018, Summit had record quarterly net income and tied its previous record for quarterly earnings per share; and for the full year 2018, we achieved a new annual earnings record both in net income and on a per share basis. In addition, I am particularly pleased by our continued solid lending activity and strong core operating performance in this past quarter. Our acquisition of Peoples Bankshares, Inc. closed at the beginning of 2019, and it serves to combine Summit with a financially strong bank that shares the same commitment to build long-term client relationships by providing ‘Service Beyond Expectations’. The financial synergies relative to this transaction are already evident. I optimistically look forward to 2019 and beyond as we are laser-focused on our goal to be a consistent growing, high-performing community banking institution.
Results from Operations
Total revenue for fourth quarter 2018, consisting of net interest income and noninterest income, increased 4.1 percent to $22.2 million compared to $21.4 million for the fourth quarter 2017. For the full year 2018, total revenue was $87.2 million compared to $80.6 million for 2017, representing an 8.2 percent increase primarily due to the acquisition of First Century Bankshares, Inc. (“FCB”) in Q2 2017.
For the fourth quarter of 2018, net interest income increased 3.5 percent to $18.1 million compared to $17.4 million for the prior-year fourth quarter and grew 4.9 percent compared to the linked quarter principally as result of $44.2 million in growth in average loans and 19 basis point improvement in average loan yields during the quarter. The net interest margin for fourth quarter 2018 was 3.61 percent compared to 3.65 percent for the same year-ago quarter, and 3.53 percent for the linked quarter. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments related to the acquired interest earning assets and interest bearing liabilities, Summit’s net interest margin was 3.57 percent for Q4 2018 and 3.54 percent for full year 2018.
Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary, trust and wealth management fees and service fee income from community banking activities, for fourth quarter 2018 was $4.19 million compared to $3.93 million for the comparable period of 2017. Excluding realized securities gains and losses, noninterest income was $4.39 million for fourth quarter 2018, compared to $4.00 million reported for fourth quarter 2017 and $4.20 million for the linked quarter.

We recorded a $500,000 provision for loan losses during fourth quarter 2018 and $375,000 in Q4 2017. The need for increased loan loss provisioning during 2018 is directionally consistent with changes in the credit quality in our loan portfolio and our loan growth.
Q4 2018 total noninterest expense increased 1.0 percent to $12.47 million compared to $12.35 million for the prior-year fourth quarter. Noninterest expense for full year 2018 decreased 13.6 percent compared to 2017 principally due to: 1) $144,000 in merger expenses being incurred in 2018 compared to $1.59 million in 2017; and 2) a $9.9 million charge to resolve fully all litigation with Residential Funding Company, LLC and ResCap Liquidating Trust (collectively “ResCap”) recorded during 2017. Excluding the impact of the ResCap litigation settlement charge and merger-related expenses, noninterest expense for 2018 increased 7.5 percent to $49.9 million compared to $46.3 million for 2017, principally as result of the FCB acquisition.
Balance Sheet
At December 31, 2018, total assets were $2.20 billion, an increase of $66.3 million, or 3.1 percent since December 31, 2017. Total loans, net of unearned fees and allowance for loan losses, were $1.68 billion at December 31, 2018, up $88.3 million, or 5.5 percent, from the $1.59 billion reported at year-end 2017. Loans, excluding mortgage warehouse lines of credit, increased $46.1 million during the quarter, or 11.5 percent (on an annualized basis), and have grown $80.4 million or 5.1 percent since year-end 2017.
At December 31, 2018, deposits were $1.63 billion, an increase of $34.2 million, or 2.1 percent, since year end 2017. During 2018, checking deposits increased $117.3 million or 18.7 percent, time deposits declined by $9.1 million or 1.5 percent and savings deposits declined $74.0 million or 20.7 percent.
Shareholders’ equity was $219.8 million as of December 31, 2018 compared to $213.6 million at September 30, 2018 and $201.5 million at December 31, 2017. Tangible book value per common share increased to $15.75 at December 31, 2018 compared to $15.13 at the end of third quarter 2018 and $14.08 at year end 2017. Summit had 12,312,933 outstanding common shares at year end 2018 compared to 12,358,562 at year end 2017.
As previously announced in Q3 2018, the Board of Directors authorized the open market repurchase of up to 500,000 shares of the issued and outstanding shares of Summit's common stock. The timing and quantity of purchases under this stock repurchase plan are at the discretion of management. The plan will expire December 31, 2019, but may be discontinued, suspended, or restarted at any time at the Company's discretion. During Q4 2018, 82,423 shares of our common stock were repurchased under the Plan at an average price of $20.46 per share.

Asset Quality
As of December 31, 2018, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $36.5 million, or 1.66 percent of assets. This compares to $39.0 million, or 1.82 percent of assets at the linked quarter-end, and $36.9 million, or 1.73 percent of assets, at year-end 2017 as result of our continuing emphasis on improving our overall asset quality.
Fourth quarter 2018 net loan charge-offs were $398,000, or 0.10 percent of average loans annualized; while adding $500,000 to the allowance for loan losses through the provision for loan losses. The allowance for loan losses stood at 0.77 percent of total loans at December 31, 2018, compared to 0.78 percent at year-end 2017. If the acquired FCB and HCB loans, which were recorded at fair value on the acquisition dates were excluded, the allowance for loan losses to total loans ratio at December 31, 2018 and December 31, 2017 would have been 0.84 percent and 0.91 percent, respectively.
About the Company
Summit Financial Group, Inc. is a $2.20 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and Southern regions of West Virginia and the Northern, Shenandoah Valley and Southwestern regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates thirty-three banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.
FORWARD-LOOKING STATEMENTS
This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.
Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q4 2018 vs Q4 2017
	For the Quarter Ended		Percent
Dollars in thousands	12/31/2018	12/31/2017	Change
Statements of Income
Interest income
Loans, including fees	$22,659	$20,031	13.1%
Securities	2,527	2,412	4.8%
Other	127	144	-11.8%
Total interest income	25,313	22,587	12.1%
Interest expense
Deposits	5,103	3,224	58.3%
Borrowings	2,158	1,925	12.1%
Total interest expense	7,261	5,149	41.0%

Net interest income	18,052	17,438	3.5%
Provision for loan losses	500	375	33.3%
Net interest income after provision for loan losses	17,552	17,063	2.9%

Noninterest income
Insurance commissions	1,132	1,005	12.6%
Trust and wealth management fees	627	578	8.5%
Service charges on deposit accounts	1,209	1,200	0.8%
Bank card revenue	809	743	8.9%
Realized securities (losses) gains	(205)	(71)	188.7%
Bank owned life insurance income	249	258	-3.5%
Other income	366	218	67.9%
Total noninterest income	4,187	3,931	6.5%
Noninterest expense
Salaries and employee benefits	6,928	6,520	6.3%
Net occupancy expense	836	772	8.3%
Equipment expense	1,139	1,095	4.0%
Professional fees	385	355	8.5%
Advertising and public relations	193	185	4.3%
Amortization of intangibles	410	435	-5.7%
FDIC premiums	140	250	-44.0%
Bank card expense	395	319	23.8%
Foreclosed properties expense, net of losses	507	516	-1.7%
Merger-related expense	59	14	321.4%
Other expenses	1,474	1,885	-21.8%
Total noninterest expense	12,466	12,346	1.0%
Income before income taxes	9,273	8,648	7.2%
Income tax expense	1,823	6,325	-71.2%
Net income	$7,450	$2,323	220.7%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q4 2018 vs Q4 2017

	For the Quarter Ended		Percent
	12/31/2018	12/31/2017	Change
Per Share Data
Earnings per common share
Basic	$0.60	$0.19	215.8%
Diluted	$0.60	$0.19	215.8%

Cash dividends	$0.14	$0.11	27.3%

Average common shares outstanding
Basic	12,358,104	12,325,067	0.3%
Diluted	12,407,678	12,371,507	0.3%

Common shares outstanding at period end	12,312,933	12,358,562	-0.4%

Performance Ratios
Return on average equity	13.85%	4.62%	199.8%
Return on average tangible equity	16.41%	6.12%	168.1%
Return on average assets	1.38%	0.44%	213.6%
Net interest margin (A)	3.61%	3.65%	-1.1%
Efficiency ratio (B)	51.02%	51.47%	-0.9%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21% for 2018 and 35% for 2017.

NOTE (B) - Computed on a tax equivalent basis excluding gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary (unaudited) -- 2018 vs 2017
	For the Year Ended		Percent
Dollars in thousands	12/31/2018	12/31/2017	Change
Statements of Income
Interest income
Loans, including fees	$85,283	$74,908	13.9%
Securities	9,587	9,010	6.4%
Other	539	609	-11.5%
Total interest income	95,409	84,527	12.9%
Interest expense
Deposits	17,675	11,210	57.7%
Borrowings	7,937	7,170	10.7%
Total interest expense	25,612	18,380	39.3%

Net interest income	69,797	66,147	5.5%
Provision for loan losses	2,250	1,250	80.0%
Net interest income after provision for loan losses	67,547	64,897	4.1%

Noninterest income
Insurance commissions	4,320	4,005	7.9%
Trust and wealth management fees	2,653	1,863	42.4%
Service charges on deposit accounts	4,631	4,109	12.7%
Bank card revenue	3,152	2,697	16.9%
Realized securities gains (losses)	622	(14)	n/m
Bank owned life insurance income	1,022	1,017	0.5%
Other income	1,022	750	36.3%
Total noninterest income	17,422	14,427	20.8%
Noninterest expense
Salaries and employee benefits	27,478	25,075	9.6%
Net occupancy expense	3,364	3,011	11.7%
Equipment expense	4,411	3,954	11.6%
Professional fees	1,607	1,367	17.6%
Advertising and public relations	654	578	13.1%
Amortization of intangibles	1,671	1,410	18.5%
FDIC premiums	830	1,065	-22.1%
Bank card expense	1,475	1,432	3.0%
Foreclosed properties expense, net of losses	1,350	1,339	0.8%
Litigation settlement	—	9,900	-100.0%
Merger-related expense	144	1,589	-90.9%
Other expenses	6,889	7,025	-1.9%
Total noninterest expense	49,873	57,745	-13.6%
Income before income taxes	35,096	21,579	62.6%
Income tax expense	7,024	9,664	-27.3%
Net income	$28,072	$11,915	135.6%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary (unaudited) -- 2018 vs 2017

	For the Year Ended		Percent
	12/31/2018	12/31/2017	Change
Per Share Data
Earnings per common share
Basic	$2.27	$1.00	127.0%
Diluted	$2.26	$1.00	126.0%

Cash dividends	$0.53	$0.44	20.5%

Average common shares outstanding
Basic	12,364,468	11,918,390	3.7%
Diluted	12,424,573	11,949,245	4.0%

Common shares outstanding at period end	12,312,933	12,358,562	-0.4%

Performance Ratios
Return on average equity	13.43%	6.40%	109.8%
Return on average tangible equity	16.09%	8.01%	100.9%
Return on average assets	1.32%	0.59%	123.7%
Net interest margin (A)	3.57%	3.67%	-2.7%
Efficiency ratio (B)	53.72%	52.41%	2.5%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21% for 2018 and 35% for 2017.

NOTE (B) - Computed on a tax equivalent basis excluding gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
Dollars in thousands	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Statements of Income
Interest income
Loans, including fees	$22,659	$21,295	$20,962	$20,366	$20,031
Securities	2,527	2,367	2,303	2,391	2,412
Other	127	138	134	140	144
Total interest income	25,313	23,800	23,399	22,897	22,587
Interest expense
Deposits	5,103	4,714	4,309	3,549	3,224
Borrowings	2,158	1,873	1,815	2,091	1,925
Total interest expense	7,261	6,587	6,124	5,640	5,149

Net interest income	18,052	17,213	17,275	17,257	17,438
Provision for loan losses	500	500	750	500	375
Net interest income after provision for loan losses	17,552	16,713	16,525	16,757	17,063

Noninterest income
Insurance commissions	1,132	1,062	1,013	1,113	1,005
Trust and wealth management fees	627	687	672	667	578
Service charges on deposit accounts	1,209	1,215	1,116	1,091	1,200
Bank card revenue	809	793	801	749	742
Realized securities (losses) gains	(205)	8	87	732	(71)
Bank owned life insurance income	248	250	249	275	258
Other income	367	196	210	249	219
Total noninterest income	4,187	4,211	4,148	4,876	3,931
Noninterest expense
Salaries and employee benefits	6,928	6,806	6,922	6,821	6,520
Net occupancy expense	836	856	840	832	772
Equipment expense	1,139	1,118	1,071	1,083	1,095
Professional fees	385	503	385	333	355
Advertising and public relations	193	170	188	103	185
Amortization of intangibles	410	413	413	436	435
FDIC premiums	140	210	240	240	250
Bank card expense	395	384	361	335	319
Foreclosed properties expense, net of losses	507	169	350	325	516
Merger-related expense	59	86	—	—	14
Other expenses	1,474	1,643	1,965	1,806	1,885
Total noninterest expense	12,466	12,358	12,735	12,314	12,346
Income before income taxes	9,273	8,566	7,938	9,319	8,648
Income tax expense	1,823	1,667	1,658	1,876	6,325
Net income	$7,450	$6,899	$6,280	$7,443	$2,323

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Per Share Data
Earnings per common share
Basic	$0.60	$0.56	$0.51	$0.60	$0.19
Diluted	$0.60	$0.55	$0.51	$0.60	$0.19

Cash dividends	$0.14	$0.13	$0.13	$0.13	$0.11

Average common shares outstanding
Basic	12,358,104	12,374,350	12,366,522	12,358,849	12,325,067
Diluted	12,407,678	12,439,051	12,431,984	12,383,757	12,371,507

Common shares outstanding at period end	12,312,933	12,382,450	12,373,747	12,366,360	12,358,562

Performance Ratios
Return on average equity	13.85%	13.00%	12.16%	14.73%	4.62%
Return on average tangible equity	16.41%	15.53%	14.68%	17.80%	6.12%
Return on average assets	1.38%	1.31%	1.19%	1.40%	0.44%
Net interest margin (A)	3.61%	3.53%	3.58%	3.58%	3.65%
Efficiency ratio (B)	51.02%	54.25%	55.88%	53.84%	52.44%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21% for 2018 and 35% for 2017.

NOTE (B) - Computed on a tax equivalent basis excluding gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017

Assets
Cash and due from banks	$23,061	$9,382	$8,314	$9,042	$9,641
Interest bearing deposits other banks	36,479	44,452	38,097	38,365	42,990
Securities	293,284	288,040	283,221	296,890	328,723
Loans, net	1,682,005	1,632,747	1,617,373	1,631,150	1,593,744
Property held for sale	21,432	22,017	21,606	21,442	21,470
Premises and equipment, net	37,553	36,888	36,017	35,554	34,209
Goodwill and other intangible assets	25,842	26,252	26,665	27,077	27,513
Cash surrender value of life insurance policies	42,420	42,208	41,932	41,668	41,358
Other assets	38,510	36,741	34,427	33,707	34,592
Total assets	$2,200,586	$2,138,727	$2,107,652	$2,134,895	$2,134,240

Liabilities and Shareholders' Equity
Deposits	$1,634,826	$1,651,064	$1,639,996	$1,654,523	$1,600,601
Short-term borrowings	309,084	238,403	202,429	193,513	250,499
Long-term borrowings and subordinated debentures	20,324	20,328	40,332	65,336	65,340
Other liabilities	16,522	15,376	15,016	16,514	16,295
Shareholders' equity	219,830	213,556	209,879	205,009	201,505
Total liabilities and shareholders' equity	$2,200,586	$2,138,727	$2,107,652	$2,134,895	$2,134,240

Book value per common share	$17.85	$17.25	$16.96	$16.55	$16.30
Tangible book value per common share	$15.75	$15.13	$14.81	$14.36	$14.08
Tangible common equity to tangible assets	8.9%	8.9%	8.8%	8.4%	8.3%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Summit Financial Group, Inc.
CET1 Risk-based Capital	11.1%	11.1%	11.0%	10.7%	10.6%
Tier 1 Risk-based Capital	12.2%	12.2%	12.1%	11.8%	11.8%
Total Risk Based Capital	12.9%	12.9%	12.8%	12.5%	12.5%
Tier 1 Leverage Ratio	10.1%	10.1%	9.9%	9.5%	9.4%

Summit Community Bank, Inc.
CET1 Risk-based Capital	12.0%	12.0%	12.0%	11.7%	11.7%
Tier 1 Risk-based Capital	12.0%	12.0%	12.0%	11.7%	11.7%
Total Risk Based Capital	12.8%	12.7%	12.8%	12.5%	12.5%
Tier 1 Leverage Ratio	10.0%	9.9%	9.8%	9.5%	9.4%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017

Commercial	$194,315	$167,972	$171,410	$189,586	$189,981
Mortgage warehouse lines	39,140	35,910	54,332	45,702	30,757
Commercial real estate
Owner occupied	266,362	272,475	262,174	265,075	250,202
Non-owner occupied	564,826	530,568	503,047	498,445	484,902
Construction and development
Land and development	68,833	71,819	74,018	66,841	67,219
Construction	24,731	25,703	25,711	33,327	33,412
Residential real estate
Non-jumbo	336,977	340,783	343,044	346,477	354,101
Jumbo	73,599	72,327	66,831	67,169	62,267
Home equity	80,910	82,018	82,409	83,382	84,028
Consumer	32,460	33,664	34,249	34,825	36,202
Other	12,899	12,452	12,728	12,578	13,238
Total loans, net of unearned fees	1,695,052	1,645,691	1,629,953	1,643,407	1,606,309
Less allowance for loan losses	13,047	12,944	12,580	12,257	12,565
Loans, net	$1,682,005	$1,632,747	$1,617,373	$1,631,150	$1,593,744

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Core deposits
Non interest bearing checking	$222,120	$232,697	$217,134	$219,293	$217,493
Interest bearing checking	523,257	505,411	472,041	447,172	410,606
Savings	284,173	301,269	322,940	346,962	358,168
Time deposits	316,914	316,941	322,801	318,556	318,036
Total core deposits	1,346,464	1,356,318	1,334,916	1,331,983	1,304,303

Brokered deposits	220,497	227,312	238,662	242,049	202,509
Other non-core time deposits	67,866	67,434	66,418	80,491	93,789
Total deposits	$1,634,827	$1,651,064	$1,639,996	$1,654,523	$1,600,601

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)
	For the Quarter Ended
Dollars in thousands	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017

Gross loan charge-offs	$705	$413	$525	$960	$550
Gross loan recoveries	(307)	(278)	(97)	(153)	(276)
Net loan charge-offs (recoveries)	$398	$135	$428	$807	$274

Net loan charge-offs to average loans (annualized)	0.10%	0.03%	0.10%	0.20%	0.07%
Allowance for loan losses	$13,047	$12,944	$12,580	$12,257	$12,565
Allowance for loan losses as a percentage of period end loans	0.77%	0.79%	0.77%	0.75%	0.78%

Nonperforming assets:
Nonperforming loans
Commercial	$935	$801	$954	$734	$696
Commercial real estate	3,239	5,090	3,238	3,400	3,164
Residential construction and development	3,198	3,200	3,233	3,642	3,569
Residential real estate	7,506	7,760	8,241	7,521	7,656
Consumer	147	118	110	160	238
Total nonperforming loans	15,025	16,969	15,776	15,457	15,323
Foreclosed properties
Commercial real estate	1,762	1,762	1,818	1,875	1,789
Commercial construction and development	6,479	6,790	6,815	7,140	7,392
Residential construction and development	11,543	11,614	11,517	11,053	11,182
Residential real estate	1,648	1,851	1,456	1,374	1,107
Total foreclosed properties	21,432	22,017	21,606	21,442	21,470
Other repossessed assets	5	5	12	18	68
Total nonperforming assets	$36,462	$38,991	$37,394	$36,917	$36,861

Nonperforming loans to period end loans	0.89%	1.03%	0.97%	0.94%	0.95%
Nonperforming assets to period end assets	1.66%	1.82%	1.77%	1.73%	1.73%

Troubled debt restructurings
Performing	$26,609	$27,441	$27,559	$27,408	$28,347
Nonperforming	388	113	281	76	26
Total troubled debt restructurings	$26,997	$27,554	$27,840	$27,484	$28,373

Loans Past Due 30-89 Days (unaudited)
	For the Quarter Ended
Dollars in thousands	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017

Commercial	$219	$607	$319	$539	$586
Commercial real estate	161	988	546	601	1,082
Construction and development	194	393	264	174	1,127
Residential real estate	6,249	5,513	4,125	5,218	7,236
Consumer	593	345	337	425	504
Other	38	11	8	15	38
Total	$7,454	$7,857	$5,599	$6,972	$10,573

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q4 2018 vs Q3 2018 vs Q4 2017 (unaudited)
	Q4 2018			Q3 2018			Q4 2017
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$1,660,250	$22,519	5.38%	$1,615,700	$21,154	5.19%	$1,562,978	$19,879	5.05%
Tax-exempt (2)	15,322	177	4.58%	15,688	178	4.50%	16,902	234	5.49%
Securities
Taxable	176,059	1,502	3.38%	155,574	1,227	3.13%	202,377	1,328	2.60%
Tax-exempt (2)	132,088	1,296	3.89%	146,174	1,443	3.92%	142,641	1,668	4.64%
Interest bearing deposits other banks and Federal funds sold	35,402	127	1.42%	38,642	138	1.42%	42,021	144	1.36%
Total interest earning assets	2,019,121	25,621	5.03%	1,971,778	24,140	4.86%	1,966,919	23,253	4.69%

Noninterest earning assets
Cash & due from banks	9,686			9,326			9,753
Premises & equipment	37,224			36,533			34,263
Other assets	109,228			108,628			111,596
Allowance for loan losses	(13,172)			(12,865)			(12,628)
Total assets	$2,162,087			$2,113,400			$2,109,903

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$519,465	$1,504	1.15%	$486,107	$1,168	0.95%	$405,307	$447	0.44%
Savings deposits	289,809	861	1.18%	312,467	857	1.09%	360,630	684	0.75%
Time deposits	607,037	2,738	1.79%	616,657	2,689	1.73%	629,871	2,093	1.32%
Short-term borrowings	270,092	1,909	2.80%	211,211	1,436	2.70%	220,027	1,240	2.24%
Long-term borrowings and subordinated debentures	20,326	249	4.86%	39,265	437	4.42%	65,342	685	4.16%
Total interest bearing liabilities	1,706,729	7,261	1.69%	1,665,707	6,587	1.57%	1,681,177	5,149	1.22%

Noninterest bearing liabilities
Demand deposits	223,999			219,986			214,624
Other liabilities	16,138			15,447			12,886
Total liabilities	1,946,866			1,901,140			1,908,687

Shareholders' equity - common	215,221			212,260			201,216
Total liabilities and shareholders' equity	$2,162,087			$2,113,400			$2,109,903

NET INTEREST EARNINGS		$18,360			$17,553			$18,104

NET INTEREST MARGIN			3.61%			3.53%			3.65%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) For purposes of this table, interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for 2018 periods and 35% for 2017 period. The taxable equivalent adjustment results in an increase in interest income of $309,000, $340,000 and $666,000 for Q4 2018, Q3 2018 and Q4 2017, respectively.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2018 vs YTD 2017 (unaudited)
	YTD 2018			YTD 2017
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$1,626,725	$84,716	5.21%	$1,480,601	$74,365	5.02%
Tax-exempt (2)	15,776	718	4.55%	14,899	835	5.60%
Securities
Taxable	170,912	5,341	3.13%	200,596	5,071	2.53%
Tax-exempt (2)	136,913	5,375	3.93%	129,342	6,060	4.69%
Interest bearing deposits other banks and Federal funds sold	38,148	539	1.41%	43,400	609	1.40%
Total interest earning assets	1,988,474	96,689	4.86%	1,868,838	86,940	4.65%

Noninterest earning assets
Cash & due from banks	9,517			8,492
Premises & equipment	36,025			31,750
Other assets	107,856			109,456
Allowance for loan losses	(12,830)			(12,196)
Total assets	$2,129,042			$2,006,340

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$471,725	$4,205	0.89%	$358,225	$1,169	0.33%
Savings deposits	320,184	3,233	1.01%	363,949	2,563	0.70%
Time deposits	621,659	10,237	1.65%	609,156	7,478	1.23%
Short-term borrowings	228,142	5,993	2.63%	205,743	4,473	2.17%
Long-term borrowings and subordinated debentures	44,132	1,944	4.40%	65,629	2,697	4.11%
Total interest bearing liabilities	1,685,842	25,612	1.52%	1,602,702	18,380	1.15%

Noninterest bearing liabilities
Demand deposits	218,541			200,707
Other liabilities	15,574			16,669
Total liabilities	1,919,957			1,820,078

Shareholders' equity - common	209,085			186,262
Total liabilities and shareholders' equity	$2,129,042			$2,006,340

NET INTEREST EARNINGS		$71,077			$68,560

NET INTEREST MARGIN			3.57%			3.67%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) For purposes of this table, interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for 2018 and 35% for 2017. The taxable equivalent adjustment results in an increase in interest income of $1,280,000 and $2,413,000, respectively.